EXHIBIT 99.(P)(1)

                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                       OF
                           THIRD AVENUE MANAGEMENT LLC
                               THIRD AVENUE TRUST
                       THIRD AVENUE VARIABLE SERIES TRUST
                                M.J. WHITMAN LLC

                      Adopted June 5, 2003, as Amended and
         Clarified December 5, 2003, March 3, 2005, September 15, 2005,
                December 1, 2005, March 2, 2006 and March 2, 2007


This Code of Ethics ("Code") establishes rules of conduct for persons who are associated with Third Avenue Trust and Third Avenue Variable Series Trust, each a registered investment company (each a "Trust" and, collectively, the "Trusts") and each series of each Trust (each a "Fund" and, collectively, the "Funds"), M.
J. Whitman LLC ("MJW"), the Funds' distributor, and Third Avenue Management LLC ("TAM") a registered investment adviser (the "Adviser"), that provides investment advisory services to the Funds (collectively, the "Companies").

The basic rule is very simple, put the clients' interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and to follow procedures that will enable them to prevent such activities.

This Code is intended to assist the Companies in fulfilling their obligations under the law. The first part lays out whom the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the Companies and their employees. Violations can not only cause the Companies embarrassment, loss of business, legal restrictions, fines and other punishments but for employees can lead to sanctions, which may include:


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demotion,  suspension,  firing,  temporary or permanent bar from the  securities business and very large fines.

I.   APPLICABILITY

(A)  The Code applies to each of the following:

     1. Third Avenue Trust and Third Avenue Variable Series Trust (each a "Trust" and, collectively, the "Trusts"), each series of each Trust (each a "Fund" and, collectively, the "Funds"), TAM, M.J. Whitman LLC, and all entities that are under common management with the Companies ("Common Management"). A listing of the Common Management Affiliates is attached as Exhibit A.

     2. Any officer, director, trustee or employee of the Companies or Common Management Affiliates.

     3. Any natural person who controls any of the Companies or Common Management Affiliates and who obtains information regarding the Companies' investment recommendations or decisions.

     4. With respect to the Companies, any trustee, director, officer, or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested trustees of a Fund are covered under this item.

(B)  DEFINITIONS

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

     1. ACCESS PERSON. Includes: (a) any trustee, director, officer of the Adviser or a Fund (or person performing a similar function) or (b) an "advisory person" of the Adviser or a Fund. An "advisory person" includes:

          (i) Any employee or personnel of a Common Management Affiliate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or Adviser client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or Adviser client; and


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          (ii) Any natural person (1) in a control  relationship  to the Adviser or a Fund, (2) any affiliated person of such controlling person (with the exception of any entity now or in the future controlled by Affiliated Managers Group, other than the Adviser and its controlled affiliates, such entities being listed on Exhibit A as
               "AMG  Affiliates"),   and  (3)  any  affiliated  person  of  such
               affiliated person.

The Compliance Officer shall create and maintain a list of Access Persons and inform such persons of their status.

     2.   BENEFICIAL INTEREST.  Equivalent to "beneficial  ownership" in Exhibit
          E.

     3. COVERED PERSONS. Includes: (a) all Access Persons and (b) all employees of the Companies or Common Management Affiliates who are not included in the definition of Access Person.

     4.   COVERED ACCOUNT. Includes:

          (a) any "Pecuniary-Interest Covered Account", which shall include any account in which a Covered Person holds a Beneficial Interest regardless of whether the account is managed by an independent third party or self-directed. Generally, this would include an account maintained by a spouse, for example. (See Exhibit E); and

          (b) any "Non-Pecuniary Interest Covered Account", which shall include: any account in which such Covered Person does not have a Beneficial Interest and (i) for which a Covered Person acts as guardian, trustee, custodian or similar role, or (ii) over which a Covered Person exercises control in any manner including by way of a power of attorney or as an investment adviser. A "Covered Account" SHALL NOT include a non-brokerage account in which it is not possible to purchase funds managed by Third Avenue Management LLC (for example, a direct account with an unaffiliated open end mutual fund company). The Compliance Officer may grant an exception for an account in the name of a Covered Person or immediate family or household member maintained with persons who have no affiliation with the Companies and with respect to which no Covered Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process.


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     5.   PORTFOLIO MANAGERS. Access Persons who are principally responsible for investment decisions with respect to any client account.

     6. COMPANIES. Third Avenue Trust, Third Avenue Variable Series Trust, each series of each Trust, MJ Whitman LLC and Third Avenue Management LLC.

     7.   COMPLIANCE  OFFICER.   The  person(s)  designated  as  the  compliance
          officer(s) of the Companies.

     8. COMPLIANCE COMMITTEE. The Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

     9. CONTROL. Shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

     10. DISINTERESTED TRUSTEE. A Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     11. SECURITY. Any financial instrument, other than an Exempt Security (as defined below) treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include Exempt Securities (as defined below).

     12.  EXEMPT SECURITIES. Any of the following:

          (a) Direct obligations of the Government of the United States or any foreign government; banker's acceptances; bank certificates of deposit; commercial paper; high quality short term debt instruments, including repurchase agreements; municipal securities; and shares in exchange traded funds and open end registered investment companies.

          (b)  Securities not held in a Covered Account.

          (c)  Securities   acquired  as  a  part  of  an   automatic   dividend
               reinvestment plan.

          (d) Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the


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extent such rights were acquired  from such issuer,  and sales of such rights so acquired.

     13.  PORTFOLIO SECURITY. A security that (a) within the most recent fifteen
          (15) calendar days has been held by a Fund or other portfolio managed by the Adviser or (b) is identified by a member of the research department as being under consideration by the Adviser for purchase by a Fund or other portfolio managed by the Adviser and (security appears on TAM's Research Database, has a status of Review, and was initiated within past 6 months) (c) any other security issued by the issuer of such security. A purchase or sale of a Portfolio Security includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into a Portfolio Security.

     14. HEAD TRADER(S). Such persons as may be in charge of each trading desk of a Company.


II.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
     (See   Paragraph   II,  E  below  for  the  special  rules  that  apply  to
     Disinterested Trustees.)

(A)  RESTRICTION ON INVESTING IN PORTFOLIO SECURITIES

     o    No Covered  Person may  purchase a  Portfolio  Security  for a Covered
          Account.

     o If a security becomes a Portfolio Security within seven (7) calendar days after purchase for a Covered Account, the position must be liquidated. Any profits will be disgorged to charity, as determined by the Compliance Committee, and any losses will be borne by the Covered Person.

     o Any Portfolio Security held in a Covered Account prior to January 1, 2003 shall be exempt from this restriction provided that sale of any such Portfolio Security shall be subject to pre-clearance to assure that any pending sale order relating to such Portfolio Security for a Fund or other Adviser client is executed first.

     o In addition to the restrictions above, Portfolio Managers may not sell any security for their Covered Accounts, if they have traded that security in an account that they manage within seven (7) days (this applies to legacy positions that have been held since 1/1/03).

     o    These restrictions shall not apply to Disinterested Trustees.

Accounts in which a TAM employee has a pecuniary interest, but over which the employee has no discretionary trading authority, will not be considered covered accounts. Employees will not be required to pre-clear trades in these accounts,


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and these accounts will not be subject to the short term trading restrictions or restrictions on the securities that may be purchased. Employees must notify the Complaince Dept prior to opening a disretionary account, and each discretionary account must be included in the Quartery Brokerage Account Certification. Employees will need to certify that they do not have any trading authority in any discretionary account, will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account.
In  addition,   the  Compliance  Department  may  request  that  persons  having discretionary authority over employee accounts certify that they are not receiving information from any employee. Hard copies of year-end statements for all discretionary accounts must be provided by the employee to the Compliance Dept for review by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(B)  RESTRICTION ON SHORT-TERM TRADING

     No Access Person shall be permitted to retain a profit made on any Security sold within sixty (60) calendar days of a transaction in which the Access Person acquired a Beneficial Interest (as defined in Exhibit E) in such Security. Any such profit will be disgorged to charity, as determined by the Compliance Committee, and sales shall be computed on a LIFO basis (except where a purchase made within sixty days before a sale was made as part of a regularly scheduled purchasing plan such as a 401k or other periodic purchase plan). An exception to this rule shall be made should a covered call written by an Access Person for a period greater than sixty
     (60) calendar days result in a call earlier than the sixty (60) day period. Although trading in Exempt Securities is not covered by this restriction, it is noted that the Companies believe that short term trading of ANY security is inconsistent with our philosophy and the reputation of the Firm, and if a pattern of such trading is detected for any Access Person, the Companies reserve the right to impose further restrictions on individuals in the sole discretion of the Compliance Committee. The restrictions in this paragraph (B) shall not apply to Disinterested Trustees.

(C)  INITIAL PUBLIC OFFERINGS

     No Security or related Security may be acquired in an initial public offering for any Covered Account. However, this restriction shall not apply to Disinterested Trustees.

(D)  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS


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     Except as set forth in this Paragraphs (D) or (E) below, no Security, other than Exempt Securities, may be bought or sold for a Covered Account unless:
     (i) the Covered Person obtains prior approval through the firm's automated pre-approval system by properly and accurately entering the proposed transaction into that system (or, if the system is not available, from the Compliance Officer or, in the absence of the Compliance Officer, from the Companies' general counsel); (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the Companies' general counsel does not rescind such approval prior to execution of the transaction. (See Paragraph H below for details of the Pre-Clearance Process.)

(E)  RULES FOR PERSONAL SECURITIES TRANSACTIONS OF DISINTERESTED TRUSTEES.

     The Companies recognize that Disinterested Trustees do not have on-going, day-to-day involvement with the operations of the Companies. In addition, it is the practice of the Companies to give information about securities purchased or sold by the Funds or considered for purchase or sale by the Funds to disinterested Trustees more than fifteen (15) days before or after such securities are purchased or sold by the Funds or considered for purchase or sale by the Funds. Accordingly, the Companies believe that less stringent controls are appropriate for Disinterested Trustees, as follows:

     1.   TRANSACTIONS IN PECUNIARY AND NON-PECUNIARY INTEREST COVERED ACCOUNTS:
          The trading restriction in Paragraph (A) above and the pre-clearance requirement contained in Paragraph (D) above shall only apply to a Disinterested Trustee if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, during the fifteen day period before the transaction in a security (other than an Exempt Security), the security purchased or sold by him or her was a security purchased, sold or under consideration by any of the Funds. The Disinterested Trustees acknowledge that this more limited rule is based on their lack of day-to-day involvement with the operations of the Companies and that to the extent they engage in any conversations with any of the investment professionals relating to specific investments, they may be triggering the pre-clearance requirement.

     2. In order to assist the Disinterested Trustees in satisfying their obligations under this Paragraph (E), the Adviser will notify the Disinterested Trustees promptly on or after each meeting of the Board of Directors of each security discussed at such meeting or in materials furnished for such meeting as to which the Adviser believes the Disinterested Trustees knew or should know the funds are, have been within the prior 15 days


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          or expected to within the  following 15 days,  purchasing,  selling or considering purchasing or selling.

(F)  PRIVATE PLACEMENTS

     The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Covered Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of a Company) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Company would have no foreseeable interest in investing in such Security or any related Security as a Portfolio Security. This requirement is not applicable to Disinterested Trustees.

(G)  PRE-CLEARANCE PROCESS

     1. No Securities may be purchased or sold for any Covered Account unless express permission is obtained through the automated pre-approval system maintained by the Companies or otherwise granted by the Compliance Officer of TAM and filed with the records of the Companies. Covered Persons granted permission to maintain Covered Accounts with outside broker-dealers must arrange for duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all such accounts to be transmitted electronically to the automated pre-approval system maintained by the Companies. The Compliance Committee may grant an exemption to the requirement for electronic transmission but hard copies of duplicate documents must then be provided to the Companies.

     2. For each proposed transaction requiring prior approval, the Covered Person must properly log onto the automated pre-approval system maintained by the Companies, fully and accurately enter information about the proposed trade and receive notification from the system that the trade has been approved. If for some reason, the automated system is unavailable, then a Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

     3. The Compliance Department shall be responsible for ensuring that all portfolio securities are entered into the automated pre-approval system along with any other securities in which the Compliance Committee deems should be restricted from trading. If the system is not available for some reason, the Compliance Officer shall approve (or disapprove) a trading order on behalf of a Covered Person as expeditiously as


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          possible.  The Compliance Officer will generally approve  transactions described in paragraph (D) above unless the Security in question or a related security is on the Restricted List or they believe for any other reason that the Covered Account should not trade in such Security at such time.

     4. If the Covered Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses, although such trading order request may be resubmitted at a later date.

     5. In the absence of automated system or the Compliance Officer, a Covered Person may submit his Trading Approval Form to the Companies' general counsel. Trading approval for the Compliance Officer must be obtained from the automated system or from the Companies' general counsel.

     6. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and all trading activities of the Fund with a view to ensure that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

     7. The Compliance Department will monitor to assure that all transactions effected for Covered Person Accounts are effected in compliance with this Code. As part of this compliance review process, the Compliance Officer will meet weekly with the Head Traders.

     8. Head Traders will make efforts to receive at least weekly reports from Portfolio Managers setting forth a buy list and a consideration list to assist in monitoring the Portfolio Securities subject to the Code.

III. OTHER INVESTMENT-RELATED RESTRICTIONS

(A)  GIFTS

     No Covered Person, who is not a Disinterested Trustee, shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of a Company.

(B)  SERVICE AS A DIRECTOR

     No Access Person, who is not a Disinterested Trustee, shall commence service on the Board of Directors of a publicly traded company or any company in which a Company has an interest without prior authorization from the


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     Compliance  Committee  based upon a  determination  that the Board  service would not be inconsistent with the interest of the Funds. The Compliance Committee shall include the Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

(C)  PRIVATELY MANAGED PORTFOLIOS

     If a Portfolio Manager desires to manage any portfolio outside of the Adviser, the Portfolio Manager must receive prior approval from the President of the Adviser. Any transaction(s) that are entered for any managed portfolio outside this domain is subject to all of the Trust's and the Adviser's trading and allocation procedures. Under no circumstances may an outside-managed portfolio be given preferential or favorable treatment over a managed Adviser portfolio. Duplicate statements and confirmations must be sent to the Compliance department for review purposes.

IV. REPORTING AND ADDITIONAL COMPLIANCE PROCEDURES FOR ALL COVERED PERSONS (See Paragraph D below for special rules that apply to Disinterested Trustees.)

(A) INITIAL AND ANNUAL REPORTS. Within ten (10) days after a person becomes a Covered Person, and thirty (30) days after the end of each calendar year, each Covered Person must submit to the Compliance Officer: (1) a Holdings Report (in the form attached as Exhibit C or on the form provided for that purpose in the automated pre-approval system) that lists all Covered Accounts, confirms that duplicate account statements for all listed Covered Accounts are being sent to the Compliance Officer and, if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statement(s) showing holdings in such Covered Accounts; and (2) a certification (in the form attached as Exhibit F) that the Covered Person has read and understood the Code, has disclosed or reported all items required to be disclosed or reported and is not subject to any regulatory disability.

(B) QUARTERLY TRANSACTIONS REPORT. Within ten (10) days of the end of each calendar quarter, each Covered Person shall submit a Quarterly Transaction Report (in the form attached as Exhibit D or on the form provided for that purpose in the automated pre-approval system) confirming that all Covered Accounts (including any that may have been opened during the quarter) have been disclosed and that duplicate copies of account statements for all Covered Accounts are being sent to the Compliance Officer, or if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statements(s) showing holdings in such Covered Accounts.

(C)  DISCLAIMERS.  Any report  submitted to comply with the requirements of this
     Article IV may contain a statement that the report shall not be construed as an


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     admission  by the  person  making  such  report  that he has any  direct or indirect beneficial ownership in the Security to which the report relates.

(D) DISCRETIONARY ACCOUNTS The Compliance Department shall, at least annually, choose a random sample of discretionary accounts sufficiently large to properly audit whether any trading activity in such accounts raises any appearance of impropriety. In particular, the Compliance Department will review such accounts for any evidence of unusual or unexplained trading in firm names.


(D)  DISINTERESTED TRUSTEES.

     1. Annual Reports: Disinterested Trustees shall submit the certification required under this Part IV (A) (only with respect to Pecuniary Interest Covered Accounts).

     2. Quarterly Reports: Disinterested Trustees shall submit the quarterly transaction reports required under this Part IV (B) with respect to either Pecuniary Interest Covered Accounts or Non-Pecuniary Interest Accounts, but only when there has been a transaction involving a security (other than an Exempt Security) that the Disinterested Trustee knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, during the fifteen day period before or after the transaction, was purchased or sold or under consideration by any of the Funds or any other portfolio managed by the Adviser.


V.   REPORTS TO BOARD OF TRUSTEES

(A) At least annually, the Adviser shall report to the Trusts' Board of Trustees a written report that:

     1. Describes any issues arising under the Code or procedures concerning personal investing since the last such report, including but not limited to, information about material violations of the code or procedures or sanctions imposed in response to material violations;

     2. Certifies that the Companies have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and

     3. Identifies any recommended changes in existing restrictions of procedures based upon the Companies' experience under the Code, evolving industry practice, or developments in applicable laws or regulations.

(B)  At least  quarterly,  the  Adviser  shall  report to the  Trusts'  Board of
     Trustees:


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     1.   A summary of any violations of the Code which occurred during the past quarter and the nature of any remedial action taken; and

     2.   Any  exceptions  to any  provision  of the  Code as  determined  under
          Article VII below.

VI.  SANCTIONS

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Compliance Committee may impose on such person whatever sanctions it deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of the requirements of this Code by Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Trustees of the Trusts.

The Compliance Committee also reserves the right in its sole discretion to place additional trading restrictions on any Covered Persons should it determine that any such Covered Persons are trading excessively.

VII. EXCEPTIONS

The Compliance Committee reserves the right to decide, on a case-by-case basis, exceptions to any provision under this Code, and may also impose more stringent requirements on any individual as warranted. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the applicable Fund's Board of Trustees at their next scheduled meeting of the Board.

VIII. PRESERVATION OF DOCUMENTS

This Code, a copy of each report by a Covered Person, any written report made hereunder by a Company or Compliance Officer, and lists of all persons require to make reports, shall be preserved with the records of the Fund for the period required by Rule 17j-1.

IX.  OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Company or Common Management Affiliates.

X.   FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code or with regard to any Securities transaction or transactions, they should consult the Compliance Officer.

                                                                       EXHIBIT A

                          COMMON MANAGEMENT AFFILIATES

     o    Third Avenue Global Value Fund, L.P.
     o    M.J. Whitman Holding Corp., (a holding company) and subsidiaries
     o    M.J. Whitman LLC
     o    M.J. Whitman Private Debt LLC
     o    Private Debt LLC
     o    M.J. Whitman Management, LLC
     o    Martin J. Whitman & Co., Inc., a private investment company
     o    Third Avenue Opportunity Management LLC
     o    Third Avenue Special Situations Fund, L.P.



                                 AMG AFFILIATES

     o    Affiliated Managers Group, Inc.
     o    The Burridge Group LLC
     o    Davis Hamilton Jackson & Associates, L.P.
     o    Essex Investment Management Company, LLC
     o    First Quadrant, L.P.
     o    Friess Associates, LLC
     o    Frontier Capital Management Company, LLC
     o    Geocapital, LLC
     o    Gofen and Glossberg, L.C.C.
     o    J.M Hartwell, L.P.
     o    The Managers Funds LLC
     o    The Renaissance Group LLC
     o    Rorer Asset Management, LLC
     o    Skyline Asset Management, L.P.
     o    Systematic Financial Management, L.P.
     o    Tweedy, Browne Company LLC
     o    Welch & Forbes LLC

                           AMG AFFILIATED MUTUAL FUNDS
                              UPDATED JANUARY 2007


MUTUAL FUNDS                NAME OF
(SPONSORED)                 AFFILIATE              NAME OF AFFILIATED FUND                   TICKER
-------------------------- ----------------------- ----------------------------------------- --------------------------
                           Friess                  Brandywine Advisors Fund                  BWAFX
                                                   Brandywine Blue Fund                      BLUEX
                                                   Brandywine Fund                           BRWIX

                           Managers                Managers Balanced                         MBEAX, MBEBX, MBECX, MBEYX
                                                   Managers Bond                             MGFIX
                                                   Managers Emerging Markets Equity          MEMEX
                                                   Managers Fixed Income                     MFDAX,MFDBX,MFDCX,MFDYX
                                                   Managers Global Bond                      MGGBX
                                                   Managers High Yield                       MHHAX, MHHBX, MHHCX,MHHYX
                                                   Managers Intermediate Duration
                                                   Government                                MGIDX
                                                   Managers International Equity             MGITX
                                                   Managers Mid-Cap                          MKPYX,MKPAX,MKPBX,MKPCX
                                                   Managers Money Market                     MGMXX
                                                   Managers Short Duration Government        MGSDX
                                                   Managers Small Company                    MSCFX
                                                   Managers Special Equity                   MGSEX
                                                   Managers Value                            MGIEX
                                                   Managers Fremont Global Fund              MMAFX
                                                   Managers Small Cap Fund                   MSSCX
                                                   Managers Fremont Micro-Cap Fund           MMCFX
                                                   Managers Fremont Institutional
                                                   Micro-Cap Fund                            MIMFX
                                                   Managers Real Estate Securities Fund      MRESX
                                                   Managers Fremont Bond Fund                MBDFX
                                                   Managers California Intermediate
                                                   Tax-Free Fund                             MCATX


                                                   Fremont Money Market Fund                 MFMXX

                                                   Managers AMG Essex Small/Micro Cap        MBRSX, MBRCX
                                                   Growth Fund
                                                   Managers AMG Essex Growth Fund            MEAGX,MEAIX
                                                   (formerly Managers AMG Essex Aggressive
                                                   Growth Fund)
                                                   Managers AMG Essex Large Cap Growth       MELCX
                                                   Fund (formerly Managers Capital
                                                   Appreciation Fund)
                                                   Managers AMG FQ Tax-Managed U.S. Equity   MFQTX,MFQAX,MFQCX
                                                   Fund
                                                   Managers AMG FQ Global Alternatives
                                                   Fund                                      MGAAX,MGACX
                                                   Managers AMG First Quadrant US Equity     MEQFX,FQUAX, FQUCX
                                                   Managers AMG Rorer Large-Cap Fund         MRLCX
                                                   Managers AMG Systematic Mid-Cap Value     SYAMX,SYCMX,SYIMX
                                                   Fund
                                                   Managers AMG Systematic Value Fund        MSYSX,MSYAX,MSYCX
                                                   Managers AMG TimesSquare Mid Cap Growth   TMDIX,TMDPX
                                                   Fund
                                                   Managers AMG TimesSquare Small Cap        TSCIX,TSCPX
                                                   Growth Fund

                           Skyline                 Special Equities Portfolio                SKSEX

                           Third Avenue            Third Avenue International Value Fund     TAVIX
                                                   Third Avenue Real Estate Value Fund       TAREX
                                                   Third Avenue Small-Cap Value Fund         TASCX
                                                   Third Avenue Value Fund                   TAVFX
                                                   Third Avenue Variable Series Trust

                           Tweedy, Browne          Tweedy, Browne American Value Fund        TWEBX
                                                   Tweedy, Browne Global Value Fund          TBGVX

MUTUAL FUNDS (SUBADVISED)
--------------------------

                           Chicago Equity                                                    MBEAX, MBEBX, MBECX, MBEYX
                           Partners                Managers Balanced
                                                   Managers Mid-Cap                          MKPYX,MKPAX,MKPBX,MKPCX
                                                   Pacific Capital Mid-Cap                   PMDAX,PMACX,PMDYX
                                                   40/86 Series Trust - Balanced Portfolio
                                                   40/86 Series Trust- Equity Portfolio

                           Davis Hamilton          Monteagle Quality Growth Fund             MFGIX

                                                   Managers AMG Essex Growth Fund            MEAGX,MEAIX
                                                   (formerly Managers AMG Essex Aggressive
                           Essex                   Growth Fund)
                                                   Managers AMG Essex Large Cap Growth       MELCX
                                                   Fund (formerly Managers Capital
                                                   Appreciation Fund)
                                                   Managers AMG Essex Small/Micro Cap        MBRSX, MBRCX
                                                   Growth Fund
                                                   Riversource Small Cap Growth fund         AXSCX
                                                   Prudential Retirement Essex Small/Micro
                                                   Growth Fund
                                                   Principal Partners SmallCap Growth Fund
                                                   Principal Variable Contracts Fund,
                                                   SmallCap Growth Fund

                                                   Managers AMG FQ Tax-Managed U.S. Equity   MFQTX,MFQAX,MFQCX
                           First Quadrant          Fund
                                                   Managers Fremont Global Fund              MMAFX
                                                   Managers AMG First Quadrant US Equity
                                                   Fund                                      MEQFX,FQUAX, FQUCX
                                                   Managers AMG FQ Global Alternatives
                                                   Fund                                      MGAAX,MGACX
                                                   WT Fund Family - Wilmington
                                                   Multi-Manager Large Cap Fund              WMLIX,WMMLX
                                                   JP Morgan Fleming Series Trust - JP
                                                   Morgan Multi-

                                                   Manager Small Cap Value
                                                   Fund
                                                   AssetMark Small/Mid Cap Value Fund        AFTIX

                           Friess                  Masters Select Equity                     MSEFX
                                                   Masters Select Smaller Companies          MSSFX

                                                   M Fund Frontier Capital Appreciation
                           Frontier                Fund
                                                   The Hirtle Callahan Trust - The Small
                                                   Capitalization Equity Portfolio

                           Genesis                 Frank Russell Emerging Markets Fund       REMCX
                                                   GuideStone International Equity           GIEYX

                           Renaissance             Atlas Strategic Growth Fund               ASGAX
                                                   Calvert New Vision Small Cap Fund         CNVAX,CNVCX
                                                   Calvert Social Small Cap Growth           CCVAX
                                                   American Beacon Large Cap Growth Fund     ALCGX
                                                   American Fidelity Dual Strategy Fund

                           Rorer                   Managers AMG Rorer Large-Cap Fund         MRLCX

                           Skyline                 Managers Special EquityFund               MGSEX

                                                   Small Cap Multi-Managers
                           Systematic              Series/Wilmington Investment Trust        WMSIX
                                                   AGF Management Limited-Harmony Fund
                                                   Managers AMG Systematic Mid-Cap Value     SYAMX,SYCMX,SYIMX
                                                   Fund
                                                   Managers AMG Systematic Value Fund        MSYSX,MSYAX,MSYCX
                                                   Riversource Select Value Fund             AXVAX,AXVBX,ACSVX
                                                   Riversource Variable Portfolios Select
                                                   Value Fund
                                                   Wells Fargo Large Cap Value Fund          WLVAX,WLVBX,WLVCX

                           Third Avenue            Aegon Transamerica

                                                   Series Third Ave
                                                   Value Fund
                                                   SunAmerica Focused Value                  SFVAX
                                                   Metlife Third Avenue Small-Cap Value
                                                   Fund
                                                   Seasons Series Trust Focus Value
                                                   Touchstone Third Avenue Value Fund
                                                   Ofi Select Third Avenue US Equity
                                                   AIC Global Focus Trust
                                                   AIC Global Focus Corp. Class
                                                   Litman Gregory Masters Select
                                                   International Fund                        MSILX
                                                   LODH Invest US Expertise Fund

                           TimesSquare             Managers Small Cap Fund                   MSSCX
                                                   GuideStone Small Cap Equity               GSCZX
                                                   SunAmerica Focused Mid-Cap Growth         FMGWX
                                                   Vantagepoint Aggressive Opportunities
                                                   Fund                                      VPAOX
                                                   Managers/AMG TimesSquare Small Cap        TSCIX, TSCPX
                                                   Growth Fund
                                                   Managers/AMG TimesSquare Mid Cap Growth
                                                   Fund                                      TMDIX,TMDPX

                                                                       EXHIBIT B

                       PRE-CLEARANCE TRADING APPROVAL FORM

         I, ___________________________________________________________________,
am a Covered Person and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Covered Person:

         __ Acquisition/Cover Short or      __ Disposition/Short (check one)

Name of Account:           _____________________________________________________

Account Number:            _____________________________________________________

Date of Request:           _____________________________________________________

Security:                  _____________________________________________________

Amount (or # of) Shares:   _____________________________________________________

Broker:                    _____________________________________________________

         If the transaction involves a Security that is not publicly traded, provide (on the reverse side of this form) a description of the proposed transaction, source of investment opportunity and any potential conflicts of interest:

         I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities of behalf of a Company .

         Signature:                 ____________________________________________

         Print Name:                ____________________________________________

         __ APPROVED       OR       __ DISAPPROVED  (check one)

         Date of Approval:          ____________________________________________

         Signature:                 ____________________________________________

         Print Name:                ____________________________________________

                                                                       EXHIBIT C

                    BROKERAGE ACCOUNT/ HOLDINGS CERTIFICATION

Report Submitted by: ___________________________________________________________
                                 Print your name

                  For the Year/Period Ended ____________________________________
                                                       (month/day/year)

                  [ ] Check Here if this is an Initial Holdings Report

As of the calendar year/period referred to above, I, or an immediate family or household member, maintain the following accounts in which securities are held for my direct or indirect benefit:

IF YOU HOLD A DISCRETIONARY ACCOUNT:
Regarding the account(s) listed below, I hereby certify that I do not have any trading authority, and will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account. For any of the accounts below that do not provide information electronically to DataWare, I will provide the Compliance Department with paper copies of year-end statements for all the accounts listed below by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(If none, please so note. Use additional sheet if necessary.)

============================ ======================= ============================== ===================== =======================
   DISCRETIONARY ACCOUNT          DATE ACCOUNT           FINANCIAL INSTITUTION          ACCOUNT NAME          ACCOUNT NUMBER
        (YES OR NO)               ESTABLISHED
---------------------------- ----------------------- ------------------------------ --------------------- -----------------------
---------------------------- ----------------------- ------------------------------ --------------------- -----------------------

---------------------------- ----------------------- ------------------------------ --------------------- -----------------------

---------------------------- ----------------------- ------------------------------ --------------------- -----------------------

---------------------------- ----------------------- ------------------------------ --------------------- -----------------------

---------------------------- ----------------------- ------------------------------ --------------------- -----------------------

============================ ======================= ============================== ===================== =======================

         If any accounts are listed above, does the Compliance Officer currently receive duplicate statements on all listed accounts?

              YES __________                 NO_________

         If I have checked NO, I have attached current account statements and have directed appropriate parties to send duplicate statements to the Compliance Officer.

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and had no beneficial interest (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

                Signature and Date:_____________________________

                Print Name:_____________________________________

                                                                       EXHIBIT D

                 QUARTERLY ACCOUNT AND TRANSACTION CERTIFICATION



Report Submitted by: ________________________________________________
                                 Print your name

I therefore certify that:

1. The brokerage accounts listed below are the only ones that I have established and maintained an account with, in which securities (including those that may not be Covered Securities) are held for my direct or indirect benefit, as of the end of the most recent quarter.

2. I understand that this report will be interpreted as a disclosure that I have a direct or indirect beneficial ownership in only the brokerage accounts listed below.

3. This list also includes accounts in which I have discretionary authority, but have no beneficial interest.

I further certify that:

         All transactions for the calendar quarter have been entered as indicated by the transaction screen in which I have a direct or indirect beneficial ownership.


     I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

         Signature:    _______________________________________

         Position:     _______________________________________

         Date:         _______________________________________

                                                                       EXHIBIT E

                              BENEFICIAL OWNERSHIP


         For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person has a beneficial ownership interest for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent of special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains there-from financial benefits substantially equivalent to those of ownership.

         A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain there from the aforementioned benefits of ownership, if he can vest or reinvest title in himself at once or at some future time.

                                                                       EXHIBIT F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, recognize that I am subject to its provisions AND
         UNDERSTAND THAT THERE MAY BE SERIOUS CONSEQUENCES TO ME AND THE COMPANIES AS A RESULT OF ANY VIOLATIONS. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor.

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

         As an employee of TAM and/or MJW, I recognize that I must comply with applicable law. I also have a responsibility to conduct myself in an honest and ethical manner. I recognize that I have a responsibility to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

         As an employee of TAM and/or MJW I must:

    o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

    o comply with all securities laws, rules and regulations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Ethics"; and

    o    adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

         A conflict of interest for the purpose of this Code of Ethics occurs when my private interests interfere in any way, or even appear to interfere, with the interests of any clients.

         I'm expected to use objective and unbiased standards when making decisions that affect any client. I'm required to conduct myself in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to any client where I am receiving a personal benefit, I should act in accordance with the letter and spirit of this Code of Ethics.

CLIENT CONFIDENTIALITY

The confidentiality of client information is of paramount importance to the firm. We send a copy of our Privacy Policy to each client when they open an account, and a follow-up notice each year. Managers should ensure that no employee has access to any confidential client information that is not necessary for them to perform their job functions. Employees should make certain that any confidential client information is not left unattended in their work area, including on their computer screen or on their desk. Employees are not to share confidential client information with other employees unless it is with required in order to properly maintain the account. The only time confidential client information should be shared outside of the firm is with an approved service provider that requires the information. These controls extend to all current and former clients.





         Print Name:     ___________________________________

         Signature:      ___________________________________

         Date:           ___________________________________